SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): May 22, 2007

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

440 Route 22, Bridgewater, New Jersey 08807 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (866) 322-2525

Not Applicable
(Former name or former address, if changed since
last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2007, John Konzelmann, Vice President, Controller and Principal Accounting Officer gave notice of his resignation from his position at the Company to take a position at another company. His resignation will be effective June 8, 2007. Upon Mr. Konzelmann's departure, Jeffrey S. Campbell, Chief Financial Officer of the Company, shall serve as Principal Accounting Officer until another person is named. Information on Mr. Campbell's business experience is located in the Company's Form 8-K filed on April 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Robert F. Wrobel Secretary

Date: May 24, 2007